Exhibit 99.1


                       [Niagara Corporation Letterhead]







Contact: Niagara Corporation
         Michael Scharf, CEO
         (212) 317-1000


                                                 FOR IMMEDIATE RELEASE
                                                 ---------------------



NIAGARA CORPORATION IN
DISCUSSIONS FOR SALE OF
UK OPERATIONS

New York, December 18, 2003- Niagara Corporation (Nasdaq: NIAG) announced today that its U.K. subsidiary, Niagara LaSalle (UK) Limited, is engaged in discussions with an affiliate of The Reserve Group for the sale of Niagara's Hot Rolled Division and Wesson Bright Products businesses. The Company cautioned that there is no assurance that these discussions will result in a consummated transaction.



This release contains certain "forward-looking statements" made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, that may cause the Company's actual results to be materially different from those expressed or implied by such statements. Such risks, uncertainties and other factors include those described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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